UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 19, 2010

Bacterin International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Creation of a Direct Financial Obligation

On November 19, 2010, the Company entered into financing arrangement with two subsidiaries of Western Technology Investment (“WTI”), whereby WTI, through its subsidiaries, agreed to provide a credit facility which allows the Company to draw down $2.5 million initially, and gives the Company the ability to draw down an additional $2.5 million through April 30, 2011 provided the Company has achieved 90% of performance based milestones for the next two quarters.  In addition, upon the mutual agreement of Bacterin and WTI, WTI has agreed to an additional commitment through December 31, 2011 of up to 25% of the next new round of equity financing or up to $3.0 million.  The credit facility is secured by the Company’s personal property and carries an all-in interest rate of 12.5%.  Repayment of the initial $2.5 million will be interest only for the first six months, with principal and interest for the subsequent 30 months.  The WTI facility also allows the company to obtain separate accounts receivable financing.  In connection with the financing, WTI also received warrants to purchase shares of the Company’s common stock, as described in Item 3.02 below.

ITEM 3.02.	Unregistered Sales of Equity Securities

Issuance of Warrants

In connection with the WTI financing described in Item 2.03 above, WTI received warrants to purchase up to 375,000 shares of the Company’s common stock.  The warrants have an exercise price of the lower of $4.00 per share or the price at which shares of the Company’s stock are sold in the next qualified financing, if applicable prior to the date of exercise.  The WTI warrants expire on April 30, 2018.  WTI also has the right to receive additional warrants to purchase 125,000 shares of the Company’s common stock at the same exercise price if the Company draws down the second $2.5 million tranche of the facility.

Separately, the Company also issued warrants to purchase a total of 429,629 shares of the Company’s common stock (the “New Warrants”) to a limited group of existing investors who exercised existing warrants.  The New Warrants have an exercise price of $4.00 per share and expire on the fifth anniversary of the date of issuance.  The Company received a total of $980,000 from the cash payments of the exercise price of the existing warrants.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the matters described in Items 2.03 and 3.02 above is attached as Exhibit 99.1 and incorporated herein.  The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Press Release of Bacterin International Holdings, Inc., dated November 22, 2010 entitled “Bacterin International Secures up to $9 million of Potential $14 million of Financing”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2010	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Guy S. Cook
	Name:	Guy S. Cook
	Title:	President and Chief Executive Officer